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                                                                    Exhibit 99.1



In connection with the Quarterly Report of Steel Dynamics, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2003 (the "Report"), the undersigned, Keith E. Busse, President and Chief Executive Officer of the Company, and Tracy L. Shellabarger, Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to this Report. A signed original of this written statement has been provided to Steel Dynamics, Inc. and will be retained by Steel Dynamic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

By: /s/ Keith E. Busse
    ------------------------------------------
            Keith E. Busse
    President and Chief Executive Officer
             May 9, 2003

By:    /s/ Tracy L. Shellabarger
    ------------------------------------------
             Tracy L. Shellabarger
    Vice President and Chief Financial Officer
                May 9, 2003

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